Exhibit 99.1

IRADIMED CORPORATION Announces Third Quarter 2015 Financial Results

•                  Revenue grows 114.9% compared to the same quarter last year

•                  Reports third quarter 2015 non-GAAP diluted EPS of $0.19

•                  Increases annual revenue and non-GAAP earnings guidance

Winter Springs, Florida, October 30, 2015 — IRADIMED CORPORATION (NASDAQ:IRMD), the only known provider of non-magnetic intravenous (IV) infusion pump systems that are designed to be safe for use during magnetic resonance imaging (MRI) procedures, today announced financial results for the three months ended September 30, 2015.

For the third quarter ended September 30, 2015, the Company reported revenue of $8.2 million, an increase of 114.9% compared to $3.8 million for the third quarter of 2014.  Net income was $1.9 million, or $0.15 per diluted share, compared with net income of $0.2 million, or $0.02 per diluted share for the third quarter of 2014.

The Company reported non-GAAP net income of $2.3 million for the third quarter ended September 30, 2015, an increase of 570.2% over the third quarter of 2014.  Non-GAAP earnings per diluted share increased 533.3% to $0.19 per diluted share for the third quarter 2015, compared to $0.03 in the third quarter 2014.  Free cash flow was $2.3 million for the quarter ended September 30, 2015.

Gross profit margin was 80.6% for the third quarter of 2015, compared to 74.8% for the third quarter of 2014.  Domestic sales were 94.5% of total revenue for the third quarter 2015, compared to 92.6% for the third quarter 2014.

“We are very pleased with these results and with the way our teams are performing.  Both revenue and non-GAAP earnings exceeded our guidance.  Bookings continue to give us confidence that we will continue to see growth.  During the quarter, we also achieved higher production levels of our pump systems and look to continue these increases over the coming quarters.  It is the strength in bookings and production increases that have led us to increase our full year outlook.” said Roger Susi, President and Chief Executive Officer of the Company.

Financial Guidance

For the fourth quarter 2015, the Company expects revenue of approximately $8.5 to $8.6 million and non-GAAP diluted EPS of $0.19 to $0.20.

The Company increased its full year 2015 revenue guidance and now expects to report revenue of $31.3 million to $31.4 million, an increase from the previous guidance of $30.2 million to $30.4 million.  The Company also increased its full year 2015 non-GAAP diluted earnings per share guidance and now expects non-GAAP diluted earnings per share of $0.68 to $0.69, an increase from the previous guidance of $0.63 to $0.65.

Use of non-GAAP Financial Measures

The Company believes the use of non-GAAP net income, free cash flow and infrequent income tax items are helpful to our investors. These measures, which we refer to as our non-GAAP financial measures, are not prepared in accordance with GAAP. We calculate non-GAAP net income as net income excluding stock-based compensation expense, net of tax. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allow for meaningful comparisons between our operating results from period to period. We calculate free cash flow as net cash provided by operating activities less net cash used in investing activities for purchases of property and equipment. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business, making strategic acquisitions and strengthening our balance sheet. Infrequent tax items are considered based on their nature and are excluded from the provision for income taxes as these costs or benefits are not indicative of our normal or future provision for income taxes. All of our non-GAAP financial measures are important tools for financial and operational decision making and for evaluating our operating results.

A reconciliation of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in the table later in this release immediately following the condensed statements of cash flows.  These non-GAAP financial measures should not be considered in isolation or as a substitute for a measure of the Company’s operating performance or liquidity prepared in accordance with U.S. GAAP and are not indicative of net income or cash provided by operating activities.

Conference Call

IRADIMED has scheduled a conference call to discuss this announcement beginning at 11:00 a.m. Eastern Time today, October 30, 2015.  Individuals interested in listening to the conference call may do so by dialing 1-844-413-1781 for domestic callers, or 1-716-247-5767 for international callers, and entering the reservation code 60092240.

The conference call will also be available real-time via the internet at www.iradimed.com/en-us/investors/index.php and selecting Events & Presentation.  A recording of the call will be available on the Company’s website following the completion of the call.

About IRADIMED CORPORATION

IRADIMED CORPORATION is the only known provider of non-magnetic intravenous (“IV”) infusion pump systems that are designed to be safe for use during magnetic resonance imaging (“MRI”) procedures. Other electromechanical medical devices and pumps contain magnetic and electronic parts that are potentially dangerous to operate in the presence of the powerful magnet that drives an MRI. Our MRidium 3860+ MRI compatible IV infusion pump system has been designed with non-ferrous parts, ceramic ultrasonic motors, non-magnetic mobile stands and other special features in order to safely and predictably deliver anesthesia and other IV fluids during various MRI procedures. Our pump solution provides a seamless approach to providing IV fluids before, during and after an MRI scan, which is important to critically-ill patients who cannot be removed from their vital medications, and children and infants who must generally be sedated in order to remain immobile during an MRI scan.

MRidium is a trademark of IRADIMED CORPORATION.

For more information please visit www.iradimed.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Act of 1995, particularly statements regarding our expectations, beliefs, plans, intentions, future operations, financial condition and prospects, and business strategies. These statements relate to future events or our future financial performance or condition and involve unknown risks, uncertainties and other factors that could cause our actual results, level of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements.  The risks and uncertainties referred to above include, but are not limited to, risks associated with the Company’s ability to receive clearance of its 510(k) submission, additional actions by or requests from the FDA (including a request to cease domestic distribution of products) and unanticipated costs or delays associated with resolution of these matters; a securities class-action lawsuit that has been filed against the Company in connection with the FDA warning letter and shipment stoppage; our reliance on a single product; unexpected costs, expenses and diversion of management attention resulting from the FDA warning letter and the related securities class-action lawsuit; potential disruptions in our limited supply chain for our products; a reduction in international distribution as we focus on fulfilling orders from our U.S. backlog; actions of the FDA or other regulatory bodies that could delay, limit or suspend product development, manufacturing or sales; the effect of recalls, patient adverse events or deaths on our business; difficulties or delays in the development, production, manufacturing and marketing of new or existing products and services; changes in laws and regulations or in the interpretation or application of laws or regulations.

Further information on these and other factors that could affect the Company’s financial results is included in filings we make with the Securities and Exchange Commission from time to time.  All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update forward-looking statements.

IRADIMED CORPORATION

CONDENSED BALANCE SHEETS

	September 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$15,529,235	$9,454,150
Investments	7,890,617	7,913,793
Accounts receivable, net	3,428,216	1,960,214
Inventory, net	2,259,290	2,125,838
Prepaid expenses and other current assets	361,304	276,540
Prepaid income taxes	215,721	320,941
Deferred income taxes	174,403	116,339
Total current assets	29,858,786	22,167,815
Property and equipment, net	851,671	794,835
Intangible assets, net	181,336	250,836
Deferred income taxes	121,184	76,557
Other assets	37,683	19,676
Total assets	$31,050,660	$23,309,719
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$916,882	$629,167
Accrued payroll and benefits	1,134,964	1,244,898
Other accrued taxes	23,295	65,790
Warranty reserve	63,080	27,925
Deferred revenue	532,945	308,341
Total current liabilities	2,671,166	2,276,121
Deferred revenue	265,740	142,902
Total liabilities	2,936,906	2,419,023
Stockholders’ equity:
Common stock	1,107	1,082
Additional paid-in capital	17,898,000	15,785,838
Retained earnings	10,250,463	5,125,249
Accumulated other comprehensive loss	(35,816)	(21,473)
Total stockholders’ equity	28,113,754	20,890,696
Total liabilities and stockholders’ equity	$31,050,660	$23,309,719

IRADIMED CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue	$8,193,616	$3,811,947	$22,794,464	$12,069,553
Cost of revenue	1,590,222	959,593	4,340,429	2,485,704
Gross profit	6,603,394	2,852,354	18,454,035	9,583,849
Operating expenses:
General and administrative	1,675,784	1,261,872	5,629,071	3,485,051
Sales and marketing	1,206,203	880,711	3,399,581	2,505,019
Research and development	518,562	303,463	1,264,310	753,267
Total operating expenses	3,400,549	2,446,046	10,292,962	6,743,337
Income from operations	3,202,845	406,308	8,161,073	2,840,512
Other income (expense), net	64,709	(8,808)	157,660	6,275
Income before provision for income taxes	3,267,554	397,500	8,318,733	2,846,787
Provision for income taxes	1,400,406	160,143	3,193,519	1,067,242
Net income	$1,867,148	$237,357	$5,125,214	$1,779,545

Net income per share:
Basic	$0.17	$0.02	$0.47	$0.22
Diluted	$0.15	$0.02	$0.42	$0.18
Weighted average shares outstanding:
Basic	11,028,551	10,112,139	10,970,189	8,048,779
Diluted	12,382,531	11,269,358	12,294,307	9,688,602

IRADIMED CORPORATION

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2015	2014
Operating activities:
Net income	$5,125,214	$1,779,545
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	15,728	37,368
Provision for excess and obsolete inventory	103,471	36,709
Depreciation and amortization	163,709	99,638
Stock-based compensation	913,234	503,881
Impairment of intangible assets	55,433	—
Changes in operating assets and liabilities:
Accounts receivable	(1,483,730)	770,612
Inventory	(236,923)	(336,355)
Prepaid expenses and other current assets	(80,182)	(126,434)
Other assets	(22,589)	(17,498)
Deferred income taxes	(93,858)	(189,235)
Accounts payable	287,715	212,761
Accrued payroll and benefits	(109,934)	263,682
Other accrued taxes	(42,495)	(40,403)
Warranty reserve	35,155	3,669
Deferred revenue	347,442	238,367
Accrued income taxes, net of prepaid income taxes	105,220	249,343
Other	—	1,461
Net cash provided by operating activities	5,082,610	3,487,111
Investing activities:
Purchases of investments	—	(3,011)
Proceeds from the sale of investments	—	255,109
Purchases of property and equipment	(193,368)	(504,502)
Capitalized intangible assets	(13,110)	(21,726)
Net cash used in investing activities	(206,478)	(274,130)
Financing activities:
Proceeds from stock option exercises	320,807	—
Income tax benefits credited to equity	878,146	—
Proceeds from the sale of common stock pursuant to initial public offering	—	14,490,000
Payment of initial public offering costs	—	(2,044,348)
Repayment of officer note payable	—	(6,333)
Net cash provided by financing activities	1,198,953	12,439,319
Net increase in cash and cash equivalents	6,075,085	15,652,300
Cash and cash equivalents, beginning of period	9,454,150	2,461,559
Cash and cash equivalents, end of period	$15,529,235	$18,113,859

IRADIMED CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Non-GAAP Net Income and Diluted EPS

	Three Months Ended September 30,
	2015	2014
Net income	1,867,148	237,357
Excluding:
Stock-based compensation expense, net of tax expense	264,677	107,731
Infrequent tax item	180,887	—
Non-GAAP net income	$2,312,712	$345,088
Weighted average shares outstanding - diluted	12,382,531	11,269,358
Non-GAAP net income per share - diluted	$0.19	$0.03

Free Cash Flow

Three Months Ended September 30, 2015
Net cash provided by operating activities	$2,343,213
Less:
Purchases of property and equipment	71,953
Free cash flow	$2,271,260

Media Contact:

Chris Scott

Chief Financial Officer

IRADIMED CORPORATION

(407) 677-8022

InvestorRelations@iradimed.com